UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Accolade, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39348	01-0969591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Third Avenue, Suite 1700 Seattle, WA 98101 (Address of Principal Executive Offices and Zip Code)

(206) 926-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ACCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
Item 8.01.	Other Events.

Accolade, Inc. (“Accolade”) has initiated strategic steps to drive increased synergies across its business, facilitate a superior healthcare experience for its customers and members, and accelerate the company’s path to profitability. Along with these strategic steps, Accolade is providing the following financial guidance:

●	Reiterates guidance for the fiscal fourth quarter ending February 28, 2023 of revenue between $97 million and $101 million, and Adjusted EBITDA between $(1) million and $3 million;

●	Reiterates revenue guidance for the fiscal year ending February 29, 2024 of approximately $410 million; and

●	Expects to provide meaningful improvement to its guidance for Adjusted EBITDA for the fiscal year ending February 29, 2024 when it reports earnings on April 27, 2023.

The above-referenced steps include accelerating the integration of recent acquisitions by identifying synergies and implementing strategic reductions in Accolade’s workforce. Additionally, the Company has evaluated its office footprint, closed or reduced certain satellite facilities, and has undertaken a strategy of relocating certain non-customer-facing roles to office locations that offer high quality skill sets and lower cost workforces. With these steps, we expect to create operating efficiencies and streamline decision-making to deliver customer support and innovation more quickly. Accolade plans to continue to hire personnel to support its service capacity needs and growth expectations.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the impact of our strategic steps to reduce costs and accelerate our path to profitability, as well as our future growth and financial outlook. Forward-looking statements are based only on currently available information and are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Annual Report on Form 10-K and subsequent filings, which should be read in conjunction with any forward-looking statements. Accolade does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accolade, Inc.

Dated: February 28, 2023	By:	/s/ Stephen Barnes
Stephen Barnes
Chief Financial Officer